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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We have issued our report dated July 27, 2001 (except for Note K, as to which the date is September 6, 2001), accompanying the consolidated financial statements and schedule included in the Annual Report of Lifecore Biomedical, Inc. and subsidiaries on Form 10-K for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Lifecore Biomedical, Inc. and subsidiaries on Forms S-8 (File No. 33-19288, effective December 23, 1987; File No. 33-26065, effective February 18, 1988; File No. 33-32984, effective January 12, 1990; File No. 33-38914, effective February 8, 1991; File No. 33-38914, effective September 26, 1994 and File No. 333-18515, effective December 20, 1996) and Forms S-3 (File No. 333-60987, effective August 21, 1998, File No. 333-32144, effective March 10, 2000, File No. 333-58506, effective April 23, 2001 and File No. 333-65580, effective August 3, 2001).



                                        /s/ GRANT THORNTON LLP


Minneapolis, Minnesota
September 19, 2001